PACKAGING CORPORATION OF AMERICA
AMENDED AND RESTATED 1999 LONG-TERM EQUITY INCENTIVE PLAN
PERFORMANCE UNIT AGREEMENT

PARTICIPANT:
DATE OF GRANT:	June 20, 2016
NUMBER OF PERFORMANCE UNITS:
PERFORMANCE PERIOD:	2017-2019
VESTING DATE	June 20, 2020

This Agreement is entered into between Packaging Corporation of America., a Delaware corporation (the "Company"), and the Participant named above. In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Company and the Participant hereby agree as follows:

1.
Grant of Performance Units. Subject to the restrictions, terms and conditions of this Agreement and the Plan Documents (as hereafter defined), the Company hereby awards to the Participant the number of performance units stated above (the “Performance Units”).

2.
Governing Documents. This Agreement and the Performance Units awarded hereby are subject to all the restrictions, terms and provisions of the Amended and Restated 1999 Long-Term Equity Incentive Plan (the “Plan”) and the 2016 Performance-Based Equity Award Pool for Executive Officers (the “Award Pool”) adopted by the Section 162(m) Subcommittee of the Compensation Committee on June 20, 2016 (together with the Plan, the “Plan Documents”) which are herein incorporated by reference and to the terms of which the Participant hereby agrees. Capitalized terms used in this Agreement that are not defined herein shall have the meaning set forth in the Plan Documents.

3.
No Stockholder Rights. The Performance Units will be a book entry credited in the name of the Participant representing a Full Value Award under the Plan and are not actual Shares. The Participant will not have the right to vote the Performance Units.

4.
Vesting. Except as otherwise provided in the Plan Documents and subject to paragraphs 6 and 8 hereof, all of the Participant’s Performance Units covered hereby shall (to the extent not previously forfeited) vest as of the occurrence of a Vesting Date (as defined on Exhibits A and B). The terms and conditions of vesting shall be as provided on Exhibit A and Exhibit B, which are separate and independent from each other, with the amount of Shares being paid out on vesting to equal the sum of: (i) the number of Shares vesting pursuant to Exhibit A; and (ii) the number of Shares vesting pursuant to Exhibit B. Payout on any vesting shall be in the form of Shares.

5.
Forfeiture Upon Separation from Service. Except as provided by the Company’s Compensation Committee or the Board of Directors, upon the Participant’s cessation of employment (or provision of other services as permitted under the Plan Documents) prior to a Vesting Date for any reason, all Performance Units granted hereunder shall be forfeited.

6.	Recovery of Unearned Compensation. The Performance Units are subject to the Company’s compensation recovery policy as shall be in effect from time to time.

7. 8. 9.
Dividend Equivalents. Dividend equivalents are hereby granted on the Performance Units, which shall accrue to the extent that dividends are declared on the Shares of the Company’s common stock. Accrued dividend equivalents shall be paid out on the Vesting Date in Shares equal in value to the amount of dividends declared between the date of award and the Vesting Date on the number of Shares actually paid out pursuant to these Performance Units on such Vesting Date pursuant to Exhibits A and B (howsoever such vesting occurs).

Pool Provisions. This award is subject to the Award Pool. The number of Shares to be awarded on any Vesting Date may in no event exceed the number of Shares to which Participant is entitled under the Award Pool for this Award as certified by the Committee in accordance with the Award Pool (the “Certified Share Amount”). In the event the number of Performance Units awarded hereby exceeds the Certified Share Amount, then such excess will be forfeited as of the date of such certification.

Miscellaneous. The Committee may from time to time modify or amend this Agreement in accordance with the provisions of the Plan Documents. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and his or her legatees, distributees and personal representatives. By signing this Agreement, the Participant acknowledges and expressly agrees that the Participant has read the Agreement and the Plan Documents and agrees to their terms. This Agreement may be executed by the Company and the Participant by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

10.
Section 409A Compliance. It is the intention that this Agreement conform and be administered in all respects in a manner that complies with Section 409A of the Code; provided, however, that the Company does not make any representations or guarantees of the tax treatment of the award under Section 409A or otherwise.

Notwithstanding any provision contained in this Agreement to the contrary, if (i) any payment hereunder is subject to Section 409A of the Code, (ii) such payment is to be paid on account of the Participant’s separation from service (within the meaning of Section 409A of the Code) and (iii) the Participant is a “specified employee” (within the meaning of Section 409A(a)(2)(B) of the Code), then such payment shall be delayed, if necessary, until the first day of the seventh month following the Participant’s separation from service (or, if later, the date on which such payment is otherwise to be paid under this Agreement). With respect to any payments hereunder that are subject to Section 409A of the Code and that are payable on account of a separation from service, the determination of whether the Recipient has had a separation from service shall be determined in accordance with Section 409A of the Code.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Participant has hereunto set his or her hand, all as of the Date of Grant written above.

PACKAGING CORPORATION OF AMERICA
BY:
Participant

Exhibit A

Vesting Provision—Formula Component

1. Vesting Date. Vesting Date means, with respect to the vesting of Performance Units pursuant to this Exhibit A, the fourth anniversary of the Date of Grant, with the amount of Shares to be paid out to be determined pursuant to paragraph 2 below. Notwithstanding the foregoing: (a) in the event of the Participant’s death or termination on account of Disability, the Vesting Date and amount of Shares to be paid out will be determined pursuant to paragraph 3 below: and (b) in the event of a Change in Control, the Vesting Date and amount of Shares to be paid out will be determined pursuant to paragraph 4 below. Dividend equivalents shall be paid on all Shares paid out upon vesting pursuant to Section 7 of the Performance Unit Agreement.

2. ROIC Peer Group Rank: In determining the actual number of Shares to be paid out pursuant to this Exhibit A on the Vesting Date, the Committee will determine the Company’s average ROIC (as hereinafter defined) over the three years comprising the Performance Period (i.e., the arithmetic mean of ROICs for the three individual years) and compare such number against the average ROIC for the companies included in the Peer Group (as hereinafter defined). Based on the ranking of the Company’s ROIC with the Peer Group, Shares equal to the Applicable Percentage of the number of Performance Units will be paid out as follows:

Peer Group Ranking	Applicable Percentage
Top quartile	100%

Second quartile	80%
Third quartile	40%
Fourth quartile	0%

The “Peer Group” will include Aptargroup, Bemis, Berry Plastics, Cascades, Clearwater Paper, Crown Holdings, Domtar, Glatfelter, Graphic Packaging, Grief, International Paper, KapStone, Owens Illinois, Resolute Forest Products, Sealed Air, Silgan, Sonoco and Westrock. The Committee may modify the Peer Group for significant or extraordinary events outside the ordinary course of business, such as mergers or acquisitions, recapitalizations, bankruptcy or other events in which a Peer Group company ceases reporting financial results to the public.

“ROIC” means return on invested capital, which is calculated by dividing (a) operating profit by (b) average invested capital over the applicable period. In calculating ROIC for the Company or a Peer Group company, the Committee may adjust for reported special, non-recurring or non-

operating items or the effects of mergers, acquisitions or extraordinary transactions. The Committee may establish rules for calculating ROIC for purposes of ensuring consistency in calculations across the Company and the Peer Group.

3. Vesting Upon Death or Disability. The Performance Units shall vest in the event of the Participant’s death or termination on account of Disability prior to the fourth anniversary of the date of the Date of Grant. In such case, the Vesting Date shall be the date of death or termination, as the case may be; and the number of Shares to be paid out to such Participant shall equal 100% of the number of Performance Units.

4. Vesting Upon Change in Control. Upon a Change in Control prior to the fourth anniversary of the Date of Grant, the Performance Units will vest, with the Vesting Date being the date of such Change in Control. In such case, the number of Shares to be paid out will equal 100% of the number of Performance Units. Notwithstanding the foregoing, the Performance Units will not vest and will not be paid out upon a Change in Control if an award meeting the following requirements (the “Replacement Award”) is provided in substitution hereof:

(i)     it relates to equity securities of the Company or its successor following the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control and such equity securities are publicly traded and registered under the Securities Exchange Act of 1934;

(ii)    it has a value at least equal to the value of this award as of the date of the Change in Control as determined by the Committee, assuming payout at 100% of the number of Performance Units on the date of the Change in Control;

(iii)    it does not contain any performance goals and will be paid out at 100% of the number of Performance Units awarded (without regard to paragraph 2 above) subject only to continued service with the Company or its successor following the Change in Control through the fourth anniversary of the original Date of Grant. If a Change of Control occurs prior to certification of the number of shares available for this award pursuant to Section 8 of the Performance Unit Agreement, then the Pool Provisions shall not be applicable and this award shall cover the full number of Performance Units on the first page hereof.

(iv)    its forfeiture provisions, transfer restrictions and any other restrictions lapse upon the fourth anniversary of the original Date of Grant; provided, however, that such restrictions will lapse, and the award will fully vest and be paid out at 100% of the number of Performance Units, if within two years after the date of the Change in Control, the Participant’s employment is terminated by the Company without Cause or the Participant resigns for Good Reason; and

(v)    its other terms and conditions relating to the service condition, dividend equivalents and a subsequent change in control are not less favorable to the Participant than the terms and conditions of this award.

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of this award or such other form approved by the Committee provided that the preceding requirements of this subsection are satisfied. The determination of whether the requirements are satisfied shall be made by the Committee, as constituted immediately prior to the Change in Control, in its sole discretion. In the event of a Change in Control, Participant agrees to accept a Replacement Award meeting the above conditions in substitution of this award.

"Good Reason" means: (i) a change in the Participant’s job title or position, which results in a material diminution in authority, duties or responsibilities; (ii) any material breach of this agreement by the Company of any material obligation of the Company for the payment or provision of compensation or other benefits to the Participant; (iii) a material diminution in Participant’s compensation or a failure by the Company to provide an arrangement for the Participant for any fiscal year of the Company giving the Participant the opportunity to earn an incentive award for such year; or (iv) the Company requires Participant to materially change the location of Participant’s principal office; provided such new location is one in excess of 35 miles from the location of Participant’s principal office before such change.

Exhibit B

Vesting Provision—Committee Determination Component

1. Vesting Date. Vesting Date means, with respect any vesting of Performance Units pursuant to this Exhibit B, the fourth anniversary of the Date of Grant, and in such case only if the number of Shares to be paid out under Exhibit A is determined pursuant to paragraph 2 of Exhibit A. No vesting shall occur or Shares paid out pursuant to this Exhibit B if vesting pursuant to Exhibit A occurs as a result of the Participant’s death or termination due to Disability; or if a Change in Control occurs prior to the fourth anniversary of the Date of Grant. Dividend equivalents shall be paid on all Shares paid out upon vesting pursuant to Section 7 of the Performance Unit Agreement.

2. Committee Determination. The Committee shall have the right to determine, on or around the Vesting Date, to pay out a number of Shares vested pursuant to this Exhibit B. The number of Shares that the Committee may pay out on vesting pursuant to this Exhibit B will depend upon the Company’s ranking on average ROIC against the Peer Group (as determined pursuant to Exhibit A). The Committee is not obligated to award any Shares pursuant to this Exhibit B. The maximum number of Shares that may be paid out pursuant to vesting under this Exhibit B are as follows:

Peer Group Ranking	Applicable Percentage
Top quartile	Up to 20% of the Performance Units

Second quartile	Up to 20% of the Performance Units
Third quartile	Up to 40% of the Performance Units
Fourth quartile	No Performance Units may be vested under this Exhibit B

The Committee shall determine whether to pay out any Shares and the amount of Shares to be paid out. In making such determination, the Committee may consider the level of ROIC performance within the quartile, the business conditions relating to the Company’s and the Peer Group companies’ performance during the Performance Period and such other factors that the Committee determines to be appropriate for purposes of assessing performance over the Performance Period.

Packaging Corporation of America

2016 Performance-Based Equity Award Pool for Executive Officers

Adopted June 20, 2016

1. Purpose. The Committee intends to grant the Full Value Awards described herein (the “Awards”) to the executive officers of Packaging Corporation of America (the “Company”) named herein (the “Participants”) pursuant to the Company’s Amended and Restated 1999 Long-Term Equity Incentive Plan (the “Plan”) on or around the date hereof. The Section 162(m) Subcommittee desires to designate such Awards as Performance-Based Compensation and hereby adopts an award pool (the “Award Pool”) of Shares available for such Awards subject to the Performance Criterion and other terms and conditions provided herein. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan.

2. Performance Criterion. The Company’s Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) shall be established as the Performance Criterion for the Award Pool.

3. Award Pool Shares. The aggregate amount of Shares (the “Award Pool Shares”) available for award to all Participants in the Award Pool shall be the number equal to (i) 3.0% of the Corporation’s EBITDA for the period beginning April 1, 2016 and ending March 31, 2017 (the “EBITDA Performance Period”); divided by (ii) the closing price of a Share on the New York Stock Exchange on the date hereof.

4. Awards. Awards shall be in the form of “Restricted Stock Awards” (pursuant to the Restricted Stock Award Agreements attached hereto as Exhibit A) and “Performance Unit Awards” (pursuant to the Performance Unit Agreement attached hereto as Exhibit B).

5. Participant Percentages and Maximums. The percentage of Award Pool Shares (the “Award Pool Percentage”) and the maximum number of Award Pool Shares (the “Participant Maximum”) available to be awarded to each Participant for each Award, shall be as set forth in the following table. For each Participant, half of his percentage of Award Pool shares is allocated to each type of Award.

Participant	Percentage of Award Pool Shares	Maximum for Restricted Stock Awards (in shares)	Maximum for Performance Units (in shares)*
Mark W. Kowlzan	40%	33,469	40,163
Thomas A. Hassfurther	25%	21,459	25,751
Robert P. Mundy	10%	6,660	7,992
Charles J. Carter	12.5%	6,913	8,296
Thomas W.H. Walton	6.25%	4,255	5,106
Kent A. Pflederer	6.25%	4,255	5,106

6. Certification of Award Pool. The Committee (or the Section 162(m) Subcommittee) shall certify the number of Award Pool Shares available for each Participant for each Award (the “Certified Share Number”) within 75 days after the end of the EBITDA Performance Period, which shall be calculated by (a) multiplying (i) the Award Pool Percentage for such Participant for such Award by (ii) the aggregate number of Award Pool Shares and (b) if applicable, reducing the number calculated pursuant to subsection (a) to the Participant Maximum for such Award.

7. Award Agreement. The Committee (or the Section 162(m) Subcommittee) will reduce (but not increase) the actual number of Shares to be awarded to a Participant on vesting of an Award from the Certified Share Number for such Award to the extent necessary to achieve the level of vesting provided in the Award agreements attached hereto.

8. Plan Provisions. The Award Pool and Awards described herein are subject to, and made pursuant to, the terms and conditions of the Plan. If there is any inconsistency between the terms of the Award Pool or any Award agreement and the terms of the Plan, the terms of the Plan shall control unless expressly stated that an exception to the Plan is being made.